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                                                                      EXHIBIT 22


                        Subsidiaries of Grow Group, Inc.


         Set forth below is a list of active subsidiaries of Grow Group, Inc. and their jurisdictions of incorporation. All of these subsidiaries are wholly-owned. All are included in the consolidated financial statements of the Company filed with this Report. Certain other subsidiaries have been omitted as they do not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.


                                                            Jurisdiction
Name of Subsidiary                                          of Incorporation
- - - - - - - ------------------------------------                        ---------------------------
Sinclair-Ameritone Paint Corporation,
(formerly known as Ameritone Paint
 Corporation)                                                       California
Cello Corp.                                                         Maryland
Devoe Coatings B.V.                                                 Netherlands
Zynolyte Products Company                                           California